For Immediate Release
Telephone: 609-561-9000
Investor Relations: Stephen Clark x4260
Public Relations: Joanne Brigandi x4240
August 22, 2007

SJI Declares Quarterly Dividend

[Folsom, NJ] –South Jersey Industries (NYSE: SJI) today declared its regular dividend of $0.245 for the third quarter of 2007. The dividend is payable October 2, 2007 to shareholders of record at the close of business September 10, 2007. This is SJI’s 56th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

South Jersey Industries [NYSE: SJI] is an energy services holding company for South Jersey Gas, South Jersey Energy Solutions, South Jersey Energy, South Jersey Resources Group, South Jersey Energy Service Plus and Marina Energy. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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